EXHIBIT 2

                        Directors and Executive Officers
                                       of
                        IDB Development Corporation Ltd.
                            (as of September 6, 2007)

Citizenship is the same as country of address, unless otherwise noted.

NAME & ADDRESS                                  POSITION              CURRENT PRINCIPAL OCCUPATION
--------------                                  --------              ----------------------------
Nochi Dankner                                   Chairman of the       Chairman and Chief Executive Officer of
3 Azrieli Center, The Triangular Tower, 44th    Board of Directors    IDB Holding; Chairman of IDB
floor, Tel-Aviv 67023, Israel                                         Development, DIC and Clal Industries and
                                                                      Investments Ltd.; Director of companies.

Zehava Dankner                                  Director              Member of the executive committee of the
64 Pinkas Street, Tel Aviv 62157, Israel                              Beautiful Israel Council.

Avi Fischer                                     Deputy Chairman of    Executive Vice President of IDB Holding;
3 Azrieli Center, The Triangular Tower, 45th    the Board of          Deputy Chairman of IDB Development;
floor, Tel-Aviv 67023, Israel                   Directors             Co-Chief Executive Officer of Clal
                                                                      Industries and Investments Ltd.

Zvi Livnat                                      Deputy Chairman of    Executive Vice President of IDB Holding;
3 Azrieli Center, The Triangular Tower, 45th    the Board of          Deputy Chairman of IDB Development;
floor, Tel-Aviv 67023, Israel                   Directors             Co-Chief Executive Officer of Clal
                                                                      Industries and Investments Ltd.

Refael Bisker                                   Director              Chairman of Property and Building
3 Azrieli Center, The Triangular Tower, 44th                          Corporation Ltd.; Chairman of Super-sol
floor, Tel-Aviv 67023, Israel                                         Ltd.

Jacob Schimmel                                  Director              Director of UKI Investments.
17 High field Gardens, London W11 9HD, United
Kingdom

Shay Livnat                                     Director              President of Zoe Holdings Ltd.
26 Shalva Street, Herzlia Pituach 46705,
Israel

Eliahu Cohen                                    Director and Chief    Chief Executive Officer of IDB
3 Azrieli Center, The Triangular Tower 44th     Executive Officer     Development.
floor, Tel-Aviv 67023, Israel

Isaac Manor (*)                                 Director              Chairman of companies in the motor
26 Hagderot Street, Savion 56526, Israel                              vehicle sector of the David Lubinski
                                                                      Ltd. group.


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
Dori Manor (*)                                  Director              Chief Executive Officer of companies in
18 Hareches Street, Savion 56538, Israel                              the motor vehicle sector of the David
                                                                      Lubinski Ltd. group.

Abraham Ben Joseph                              Director              Director of companies.
87 Haim Levanon Street, Tel-Aviv 69345, Israel

Amos Malka                                      External Director     Chairman of Albar Mimunit Services Ltd.
18 Nahal Soreq Street, Modi'in 71700, Israel

Dr. Yoram Margalioth                            External Director     Senior lecturer (expert on tax laws) at
16 Ha'efroni Street, Raanana 43724, Israel                            the Faculty of Law in the Tel Aviv
                                                                      University.

Irit Izakson                                    Director              Director of companies.
15 Great Matityahou Cohen Street, Tel-Aviv
62268, Israel

Lior Hannes                                     Senior Executive      Senior Executive Vice President of IDB
3 Azrieli Center, The Triangular Tower, 44th    Vice  President       Development;  Chief Executive Officer of
floor, Tel-Aviv 67023, Israel                                         IDB Investments (U.K.) Ltd.

Dr. Eyal Solganik                               Executive Vice        Executive Vice President and Chief
3 Azrieli Center, The Triangular Tower, 44th    President and Chief   Financial Officer of IDB Development;
floor, Tel-Aviv 67023, Israel                   Financial Officer     Chief Financial Officer of IDB Holding.

Ari Raved                                       Vice President        Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel

Haim Gavrieli                                   Vice President        Vice President of IDB Development.
3 Azrieli Center, The Triangular Tower, 44th
floor, Tel-Aviv 67023, Israel

Haim Tabouch                                    Vice President and    Vice President and Comptroller of IDB
3 Azrieli Center, The Triangular Tower, 44th    Comptroller           Development; Comptroller of IDB Holding.
floor, Tel-Aviv 67023, Israel

Inbal Tzion                                     Vice President and    Vice President and Corporate Secretary
3 Azrieli Center, The Triangular Tower, 44th    Corporate Secretary   of IDB Development; Corporate Secretary
floor, Tel-Aviv 67023, Israel                                         of IDB Holding.

(*)  Dual citizen of Israel and France.


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